UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2017

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Commission File Number

001-32559

333-177186

Maryland Delaware	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization )	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

(205) 969-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2017, MPT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and the operating partnership of Medical Properties Trust, Inc., a Maryland corporation (the “Company”), and MPT Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Operating Partnership (“MPT Finance” and, together with the Operating Partnership, the “Issuers”), completed a public offering of $1.4 billion aggregate principal amount of their 5.000% Senior Notes due 2027 (the “Notes”). The Notes are governed by the terms of an Indenture, dated as of October 10, 2013 (the “Base Indenture”), among the Company, the Issuers, certain subsidiaries of the Operating Partnership and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a Twelfth Supplemental Indenture, dated as of September 21, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Issuers, the Company and the Trustee.

Interest on the Notes will be payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2018. The Notes will pay interest in cash at a rate of 5.000% per year. The Notes will mature on October 15, 2027. The Issuers may redeem some or all of the Notes at any time prior to October 15, 2022 at a “make-whole” redemption price. On or after October 15, 2022, the Issuers may redeem some or all of the Notes at a premium that will decrease over time. In addition, at any time and from time to time prior to October 15, 2020, the Issuers may redeem up to 40% of the Notes at a redemption price equal to 105% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but excluding the redemption date, using the proceeds from one or more equity offerings.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes may require the Issuers to repurchase some or all of its Notes at a repurchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest to the date of purchase.

The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company. The Notes and the Company’s guarantee are the Issuers’ and the Company’s respective general senior unsecured obligations and rank equal in right of payment with all such entities’ existing and future senior indebtedness, including borrowings under the Operating Partnership’s senior credit facilities, and senior in right of payment to all of such entities’ future subordinated indebtedness, if any. The Notes and the Company’s guarantee will be effectively subordinated to all of the Issuers’ and the Company’s future secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness and are also structurally subordinated to all existing and future indebtedness and other liabilities of the Issuers’ and the Company’s respective subsidiaries.

The Indenture contains restrictive covenants that, among other things, restrict the ability of the Issuers and their restricted subsidiaries to: (i) incur debt; (ii) pay dividends and make distributions on, or redeem or repurchase, their capital stock; (iii) make certain investments or other restricted payments; (iv) sell assets; (v) create liens; (vi) enter into transactions with affiliates; and (vii) merge, consolidate or transfer all or substantially all of their assets. The Issuers and their restricted subsidiaries are also required to maintain total unencumbered assets of at least 150% of their collective unsecured debt. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.

The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable, except that an Event of Default resulting from certain events of insolvency with respect to an Issuer will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Notes.

The net proceeds from the offering and sale of the Notes were approximately $1.385 billion, after deducting underwriting discounts and commissions and estimated offering expenses. The Issuers intend to use approximately $364.4 million of the net proceeds from the offering to fund the redemption of all of the $350 million aggregate principal amount of their existing 6.375% Senior Notes due 2022, including premium and accrued and unpaid interest thereon, on October 7, 2017.

The Issuers intend to use the remainder of the net proceeds from the offering, together with cash on hand and other sources of debt capital, which may include borrowings under the Operating Partnership’s revolving credit facility, to finance the Company’s previously announced anticipated investment in a portfolio of ten acute care hospitals and one behavioral health facility currently operated by IASIS Healthcare for an aggregate purchase price and investment of approximately $1.4 billion and the related investment by a subsidiary of the Operating Partnership in approximately $100 million in minority preferred interests of Steward Health Care System LLC (collectively, the “Steward-IASIS Transactions”).

If, on or prior to 180 days after the closing date of the Notes offering: (i) the Company does not complete the Steward-IASIS Transactions (as such transactions may be modified or amended) or (ii) the Company determines not to consummate the Steward-IASIS Transactions (as such transactions may be modified or amended), the Issuers will be required to redeem $500 million aggregate principal amount of the Notes in a special mandatory redemption at a special mandatory redemption price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest thereon from and including the date of initial issuance up to, but excluding, the special mandatory redemption date. If such redemption were to occur, the Issuers intend to use the remaining net proceeds to repay borrowings under the Operating Partnership’s revolving credit facility and for general corporate purposes, which may include investing in additional healthcare properties.

The offering and sale of the Notes was made pursuant to a free writing prospectus, preliminary prospectus supplement and final prospectus supplement pursuant to the Issuers’ and the Company’s effective registration statement on Form S-3 (File No. 333-213027, 333-213027-01 and 333-213027-02), each of which has been filed with the Securities and Exchange Commission.

The foregoing is a summary description of certain terms of the Indenture and the Notes and is qualified in its entirety by reference to the text of the Indenture (including the form of Note included as an exhibit thereto). A copy of the Base Indenture and a copy of the Supplemental Indenture are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

The Trustee has in the past provided and may from time to time in the future provide trustee, registrar, exchange agent, paying agent and other services to the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 10, 2013, among Medical Properties Trust, Inc., MPT Operating Partnership, L.P., MPT Finance Corporation, certain subsidiaries of the Operating Partnership, and Wilmington Trust, National Association, as trustee. (Incorporated by reference to Exhibit 4.1 of Medical Properties Trust, Inc. and MPT Operating Partnership, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2013.)

4.2*	Twelfth Supplemental Indenture, dated as of September 21, 2017, by and among MPT Operating Partnership, L.P. and MPT Finance Corporation, as issuers, Medical Properties Trust, Inc., as parent and guarantor, and Wilmington Trust, National Association, as trustee.

4.3	Form of Note (included in Exhibit 4.2 above)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: September 21, 2017

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Indenture, dated as of October 10, 2013, among Medical Properties Trust, Inc., MPT Operating Partnership, L.P., MPT Finance Corporation, certain subsidiaries of the Operating Partnership, and Wilmington Trust, National Association, as trustee. (Incorporated by reference to Exhibit 4.1 of Medical Properties Trust, Inc. and MPT Operating Partnership, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2013.)

4.2*	Twelfth Supplemental Indenture, dated as of September 21, 2017, by and among MPT Operating Partnership, L.P. and MPT Finance Corporation, as issuers, Medical Properties Trust, Inc., as parent and guarantor, and Wilmington Trust, National Association, as trustee.

4.3	Form of Note (included in Exhibit 4.2 above)

*	Filed herewith.